Control No. _______________________                                                                                                                                                     EXHIBIT 4.1

NON-TRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE
SHARES OF COMMON STOCK OF
KEYSTONE CONSOLIDATED INDUSTRIES, INC.

The terms and conditions of the subscription rights offering (the “Subscription Rights Offering”) are set forth in the prospectus dated  [____________] (the “Prospectus”) of Keystone Consolidated Industries, Inc. (the “Company”) and are incorporated herein by reference. Copies of the Prospectus are available upon request from [_______________] (the “Information Agent”).  Capitalized terms used in this Subscription Rights certificate (this “Subscription Rights Certificate”) without definition shall have the meanings ascribed to such terms in the Instructions as to Use of Subscription Rights Certificates (the “Instructions”).

The registered holder whose name is inscribed hereon is entitled to subscribe for and purchase from the Company at the subscription price of $10.00 per share (the “Subscription Price”), one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for each whole subscription right (a “Subscription Right”) evidenced hereby (the “Basic Subscription Right”).  In addition, each Subscription Rights holder who exercises its Basic Subscription Right in full will be eligible to subscribe (the “Oversubscription Right”) at the same Subscription Price of $10.00 per share, for additional shares of Common Stock on a pro rata basis if any shares are not purchased by other Subscription Rights holders under their Basic Subscription Rights as of the Expiration Date (the “Excess Shares”). “Pro rata” means in proportion to the number of shares of Common Stock that you and other Subscription Rights holders have purchased by fully exercising your Basic Subscription Rights with respect to your Common Stock holdings.  Each Subscription Rights holder may only exercise its Oversubscription Right if such holder exercised its Basic Subscription Right in full and other Subscription Rights holders do not exercise their Basic Subscription Rights in full. If there is not a sufficient number of Excess Shares to satisfy all requests for subscriptions made under the Oversubscription Right, then the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Subscription Rights holders who exercised their Oversubscription Rights. For the purposes of determining eligibility for the Oversubscription Right, Subscription Rights holders will be deemed to have exercised their Basic Subscription Right in full if they subscribe for the maximum number of whole Underlying Shares available under their Basic Subscription Right.  Exercise of both the Basic Subscription Right and the Oversubscription Right will be made upon the terms and subject to the conditions set forth in the Prospectus and the Instructions. Shares of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, if accepted, shall be issued only if this Subscription Rights Certificate, duly completed (or a Notice of Guaranteed Delivery For Subscription Right Certificate in respect thereof), is received by the Subscription Agent together with payment of the applicable Subscription Price prior to 5:00 p.m., Eastern Time, on [____________], unless extended in the sole discretion of the Company (as so extended, the “Expiration Date”).

IMPORTANT: PLEASE READ THE PROSPECTUS AND THE INSTRUCTIONS CAREFULLY.

[Name of Registered Holder of Subscription Rights]	Account # of Registered Holder:__________________
[Address of Registered Holder of Subscription Right]	Number of Subscription Rights: _________________

EXERCISE OF SUBSCRIPTION RIGHTS

To exercise your Subscription Rights, this Subscription Rights Certificate or a Notice of Guaranteed Delivery for Subscription Rights Certificate must be received by Computershare Inc. (the “Subscription Agent”), together with full payment of the Subscription Price for the shares of Common Stock subscribed for pursuant to both the Basic Subscription Right and the Oversubscription Right, prior to the Expiration Date.  Payment of the Subscription Price must be made by check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to “Computershare Inc., as Subscription Agent.”  This completed and executed Subscription Rights Certificate and full payment of the Subscription Price must be delivered to the Subscription Agent by one of the following methods:

By Mail:                                                                                      By Hand or Overnight Courier:
Computershare Trust Company, N.A.                                    Computershare Trust Company, N.A.
Attention: Corporate Actions                                                  Attention: Corporate Actions
P.O. Box 859208                                                                           161 Bay State Drive
Braintree, MA 02185-9208                                                         Braintree, MA 02184

Delivery of this Subscription Rights Certificate or the Subscription Price payment to an address other than one of the addresses listed above shall not constitute valid delivery.

SECTION 1:  EXERCISE INSTRUCTIONS
(check the appropriate boxes)

IF YOU WISH TO FULLY EXERCISE YOUR BASIC SUBSCRIPTION RIGHT:
☐ I elect to fully exercise my Basic Subscription Right to purchase __________ shares of Common Stock* X the Subscription Price of $10.00 per share =  $_________.

☐ I elect to exercise my Oversubscription Right to purchase _________ shares of Common Stock**X the Subscription Price of $10.00 per share =               $_________.

IF YOU DO NOT WISH TO FULLY EXERCISE YOUR BASIC SUBSCRIPTION RIGHT:
☐ I elect to exercise my Basic Subscription Right to purchase ________ shares of Common Stock*X the Subscription Price of $10.00 per share =                $___________.

                                                                                                                                                                                                                   TOTAL AMOUNT ENCLOSED    $___________.

SECTION 2:  SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus and Instructions for the Subscription Rights Offering, and I hereby subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus and the Instructions.

Signature(s) of registered holder:
___________________________________________________

___________________________________________________

___________________________________________________

___________________________________________________

Telephone number (including area code) (___)                      ___________________________________________________

SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL EXPIRE WITHOUT VALUE.  THE EXERCISE OF SUBSCRIPTION RIGHTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE BY FOLLOWING THE PROCEDURES INDICATED IN “THE SUBSCRIPTION RIGHTS OFFERING – REVOCATION” IN THE PROSPECTUS AND SECTION 1(f) OF THE INSTRUCTIONS.

* May not exceed the  number of Subscription Rights listed on the face of this Subscription Rights Certificate.

** You may only exercise your Oversubscription Right if you fully exercise your Basic Subscription Right.